EXHIBIT 10.8

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of December 16, 2003 by and between FIRST CALIFORNIA BANCSHARES, a California corporation (“Company”) and RONALD W. BACHLI (“Executive”) (collectively sometimes referred to as the “Parties”):

WHEREAS, the Parties entered into an Employment Agreement (“Agreement”) effective January 1, 2003; and

WHEREAS, the Parties intend by this Amendment to amend the Agreement as set forth hereinbelow:

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Section 2(a) of the Agreement is amended to read in full as follows, effective as of the date hereof:

2(a) Position and Duties.

(i) the Executive shall serve as a member of the Board of Directors of the Company and as Chairman of the Board and Chief Executive Officer of the Company, with such authority, duties and responsibilities as are commensurate and consistent with such position and as described in Exhibit B hereto;

(ii) the Executive’s services shall be performed primarily at the Company’s office in Sacramento, California;

(iii) the Executive shall also serve, without additional compensation, as of Chairman of the Board and Chief Executive Officer of Placer Sierra Bank, a subsidiary of Company, with such authority, duties and responsibilities as are commensurate and consistent with such position.

(iv) the Executive shall devote his full time, ability and attention to the business of the Company during the term of this Agreement, and shall neither directly nor indirectly render any services of a business, commercial or professional nature to any other person, firm, corporation or organization for compensation without the prior written consent of the Board of Directors of the Company (the “Board”). Notwithstanding the foregoing, the Executive currently serves and may continue to serve on boards of directors of other companies.

2. All other terms of the Agreement, as amended in October 2003, remain in full force and effect.

IN WlTNESS WHEREOF, this Amendment is entered into as of the date and year above written.

“COMPANY” FIRST CALIFORNIA BANCSHARES		“EXECUTIVE”

By	/s/ Robert J. Kushner	/s/ Ronald W. Bachli
	Robert J. Kushner, Chairman of the Compensation Committee of the Board of Directors	RONALD W. BACHLI